SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 22, 2002

                                 _______________


                                   SONUS CORP.
               (Exact name of registrant as specified in charter)

                             Yukon Territory, Canada
                 (State or other jurisdiction of incorporation)

                                     1-13851
                                (SEC File Number)

                                 Not applicable
                        (IRS Employer Identification No.)

111 S.W. Fifth Avenue
Suite 1620
Portland, Oregon                                                       97204
(Address of principal executive offices)                             (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 225-9152

Item 5.  Other Events.

     On October 22, 2002, the shareholders of Sonus Corp. ("Sonus") voted to approve:

     (1) The sale of substantially all of Sonus's assets, including its operating subsidiaries, Sonus-USA, Inc., and Sonus-Canada, Ltd., for approximately $38.4 million in cash pursuant to the definitive purchase agreement entered into with Amplifon (USA), Inc. ("Amplifon"), on June 18, 2002;

     (2) A plan of liquidation and dissolution of Sonus subject to completion of the sale of assets; and

     (3) A change in the name of the corporation to "SSN Liquidating Corp." subject to completion of the sale of assets.

     Sonus  previously  filed the definitive  agreement with Amplifon as Exhibit
99.2 to its Form 8-K filed June 20, 2002, and that agreement is incorporated by reference into this report. Sonus expects to complete the sale of its assets to Amplifon on October 23, 2002.

     Sonus has established October 24, 2002, as the record date for a liquidating distribution to common shareholders following, and subject to, completion of the sale of assets to Amplifon. Under the plan of liquidation and dissolution, holders of record of Sonus common shares at the close of business on the record date will receive a liquidating distribution of $1.00 per share on October 28, 2002, or as soon thereafter as practicable. Owners of Sonus common shares will not receive any additional amounts. Except for $50,000 that will be retained by Sonus to provide for its remaining liabilities and obligations, and $3,000,000 to be held in escrow to satisfy potential claims of Amplifon under the purchase agreement, the remainder of the purchase price after payment of transaction fees and other expenses will be distributed to Sonus's preferred shareholder, Warburg, Pincus Ventures, L.P., shortly after the completion of the sale of Sonus's assets.

     The American Stock Exchange ("AMEX") has notified Sonus that listing of its common shares for trading on that exchange will be suspended as of the close of business on the October 24, 2002, record date for the liquidating distribution to common shareholders. Sonus's stock-transfer books will also be closed as of that date.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SONUS CORP.


Dated:  October 22, 2002                   By:  /s/ Mark Richards
                                                --------------------------------
                                                Mark Richards
                                                Senior Vice President and
                                                Chief Financial Officer